Exhibit 99(c)

                         SIXTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

     THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Sixth Amendment") is made as of the 30th day of August, 2005, by and between CULP, INC., a North Carolina corporation (together with its successors and permitted assigns, the "Borrower") and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly, Wachovia Bank, N.A.), a national banking association, as Agent and as a Bank (together with its endorsees, successors and assigns, the "Bank").

                                   BACKGROUND
                                   ----------

     The Borrower and the Bank entered into an Amended and Restated Credit Agreement, dated as of August 23, 2002, as amended by Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment"), dated as of June 3, 2003, by Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment"), dated as of August 23, 2004, by Fourth Amendment to Amended and Restated Credit Agreement ("Fourth Amendment"), dated as of December 7, 2004 and by Fifth Amendment to Amended and Restated Credit Agreement ("Fifth Amendment") dated as of February 18, 2005 (it being acknowledged by the parties hereto that the proposed First Amendment to Amended and Restated Credit Agreement, which had been under discussion in March 2003, was never executed by the parties and is of no force or effect; otherwise, such agreement, as amended by the Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment and as it may be further amended, restated, supplemented and/or modified, shall be referred to herein as the "Credit Agreement"). Terms used herein and not herein defined shall have the meanings given to them in the Credit Agreement.

     The Borrower has now requested additional amendments to the provisions of the Credit Agreement, which the Bank is willing to accommodate subject to the terms, provisions and conditions set forth in this Sixth Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

     1. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) The following definition in Section 1.01 is hereby amended and restated in its entirety to read as follows:

          "Termination Date" means whichever is applicable of (i) August 31, 2006, (ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.

     (b) The definition of "EBITDA" set forth in Section 1.01 is hereby amended and restated in its entirety to read as follows:

          "EBITDA" means at any time the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters: (i) Consolidated Net Income (exclusive of (a) non-cash charges and (b) restructuring and related cash charges; plus (ii) Consolidated Net Interest Expense; plus (iii) taxes on income; plus (iv) depreciation; plus (v) amortization; provided, however, that for purposes of calculation of EBITDA, cash charges for any Fiscal Year, beginning Fiscal Year 2006, shall not exceed $3,000,000.00

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         (c) The definition of "Existing Letters of Credit" set forth in Section
1.01 is hereby amended by adding at the end thereof a new clause (iv), which clause (iv) shall read as follows:

          "(iv) those additional letters of credit which have been issued by the Bank for the account of the Borrower prior to the date of this Sixth Amendment and which remain outstanding on the date of this Sixth Amendment."

     (d) The aggregate amount of the Commitment of the Bank and the aggregate amount of the Total Commitments, each as set forth on page 62 of the Credit Agreement, are hereby reduced to $8,000,000.00.

     (e) The requirement, as set forth in Section 2.02A(a)(i), that the maximum amount of New Letter of Credit Obligations not exceed $2,500,000 is hereby replaced by a requirement that the maximum amount of New Letter of Credit Obligations, when added to the then outstanding aggregate amount of Existing Letters of Credit, shall not exceed $5,500,000.

     (f) Section 5.06 is hereby amended and restated in its entirety to read as follows:
          "Section 5.06. Use of Proceeds. The proceeds of the Loans may be used for working capital purposes. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.16 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, (iii) to repay Debt owed by Borrower to any Person except to Bank; or (iv) for any purpose in violation of any applicable law or regulation."

     (g) The definition of "Applicable Margin" in Section 2.06(a) is hereby changed to 3.00%; provided that if, on any Performance Pricing Determination Date beginning October 31, 2005, the Debt/EBITDA Ratio for the quarterly or annual fiscal period immediately preceding such Performance Pricing Determination Date is less than 3.00 to 1.00, the Applicable Margin shall be 2.50% from such Performance Pricing Determination Date until the next Performance Pricing Determination Date.

     (h) Section 5.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 5.20. Ratio of Funded Debt to Total Tangible Capitalization. The ratio of Funded Debt to Total Tangible Capitalization will at no time exceed 0.60 to 1.00."

     (i) Section 5.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "5.24. Capital Expenditures. Aggregate Capital Expenditures for any Fiscal Year will not exceed $5,000,000.00."

     (j) Section 5.26 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 5.26 Liquidity Requirement. The Borrower will maintain with the Bank, beginning October 31, 2005 and continuing until the Principal Payment Date, collected deposit balances of not less than $7,500,000 (none of which has been borrowed hereunder); provided, however, that this covenant shall apply only if the Bank and the Borrower close the $4,060,000 mortgage loan pursuant to the Bank's commitment letter, dated August 30, 2005, to Borrower. As used herein, "Principal Payment Date" means that date when annual principal payments first become due under or with respect to the Borrower's Series A Senior Note and/or Series B Senior Note issued pursuant to those certain Note Purchase Agreements, dated March 4, 1998, executed by Borrower."

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     (k) Section 6.01 of the Credit Agreement is hereby amended by adding a new
Event of Default thereunder, which new Event of Default (m) shall read as follows:

          (m) A default under the documents evidencing any other Debt of Borrower to the Bank, which default is not cured within any grace or cure period applicable thereto.

          A new Section 5.27 is hereby added to the Credit Agreement, which new section shall read as follows:

          "Section 5.27. Minimum EBITDA. EBITDA, for the following Fiscal Quarters of Fiscal Year 2006 shall equal or exceed the following amounts:

                   Second Fiscal Quarter                  $    7,760,000
                   Third Fiscal Quarter                   $    9,760,000
                   Fourth Fiscal Quarter                  $   12,960,000"

     2. Further Assurances. The Borrower will execute such confirmatory instruments, if any, with respect to the Credit Agreement and this Sixth Amendment as the Bank may reasonably request.

     3. Ratification by Borrower. The Borrower ratifies and confirms all of its representations, warranties, covenants, liabilities and obligations under the Credit Agreement (except as expressly modified by this Sixth Amendment) and agrees that: (i) except as expressly modified by this Sixth Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein; and (ii) the Borrower has no right of setoff, counterclaim or defense to payment of its obligations under the Credit Agreement. The Borrower and the Bank agree that this Sixth Amendment shall not be construed as an agreement to extinguish the Borrower's obligations under the Credit Agreement or the Notes and shall not constitute a novation as to the obligations of the Borrower under the Credit Agreement or the Notes. The Bank hereby expressly reserves all rights and remedies it may have against all parties who may be or may hereafter become secondarily liable for the repayment of the obligations under the Credit Agreement or the Notes.

     4. Amendments. This Sixth Amendment may not itself be amended, changed, modified, altered, or terminated without in each instance the prior written consent of the Bank. This Sixth Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

     5. Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     6. Modification and Extension Fee. The Borrower shall pay to the Bank on the date this Sixth Amendment is executed, an amendment and extension fee equal to $5,000.00, which fee, once paid, shall be fully earned and non-refundable.

     7. Bank's Expenses. In accordance with Section 9.03 of the Credit Agreement, Borrower hereby acknowledges and agrees to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Sixth Amendment, including without limitation reasonable attorneys' fees.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, this Sixth Amendment has been duly executed under seal by Borrower and Bank as of the day and year first above written.


                                            BORROWER:


                                            CULP, INC.                    (SEAL)

                                            By: /S/ Franklin N. Saxon
                                            Name: Franklin N. Saxon
                                            Title: President


                                            BANK:

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as Agent and as Bank          (SEAL)

                                            By: /S/ Matthew M. Rankin
                                            Name: Matthew M. Rankin
                                            Title: Vice President